Exhibit 10.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

BETWEEN

GLYECO, INC.

And

GRANT SAHAG

(Executive)

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment No. 1”), dated as of May 1, 2016 (the “Effective Date”) is entered into by and between GlyEco, Inc., a Nevada corporation (the “Company”), and Grant Sahag, an individual (the “Executive”) (collectively, the “Parties,” individually, a “Party”).

W I T N E S S E T H:

WHEREAS, the Parties entered into an Employment Agreement on February 12, 2016 (hereinafter referred to as the “Agreement”).

WHEREAS, the Parties now hereby wish to amend the Agreement according to the terms set forth in this Amendment No. 1.

TERMS

The Parties here by agree as follows:

1.	Defined Terms. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

2.	Amendments to the Agreement.

a.	Amendment to Section 2.1. Section 2.1 of the Agreement is hereby amended so that Executive shall serve as the Chief Executive Officer and President of the Company as of the Effective Date.

b.	Amendment to Section 2.3. Section 2.3 of the Agreement is hereby amended so that Executive shall report to the Company’s Board of Directors in his capacity as Chief Executive Officer and President and shall perform such duties and services as may be appropriate under the Company’s Bylaws and as are assigned to him by the Company’s Board of Directors.

c.	Amendment to Section 3.3. Section 3.3 of the Agreement is hereby amended to add the following:

(iii) Additional Stock Grant. As of the Effective Date, Executive will be granted an additional 1% of the Company’s total outstanding shares of Common Stock calculated as of March 31, 2016, upon meeting the budget, revenue, and EBITDA targets set and approved by the Company’s Board of Directors on March 28, 2016. The stock will vest pursuant to the following schedule when the price thresholds identified immediately below have been achieved, which thresholds will be measured and approved based on a 30-trading day volume weighted average price (VWAP):

•	20% @ $0.30/share
•	30% @ $0.40/share
•	30% @ $0.50/share
•	20% @ $0.60/share

d.	Amendment to Section 3.4(c)(i). Section 3.4(c)(i) is hereby amended to read as follows: The Executive shall be entitled with 15 days of annual vacation consistent with the Company’s Executive vacation policy.

e.	Amendment to Section 6.1(a). Section 6.1(a) is hereby amended to read as follows: The Company is engaged in the business of recycling glycol.

3.	No Other Amendments. All other terms of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have set their hands and seals hereunto on the date first above written.

GLYECO, INC. By: /s/ Karim Babay Name: Karim Babay Title: Chairman, Compensation Committee	EXECUTIVE /s/ Grant Sahag Name: Grant Sahag